Execution Copy

Exhibit 4(c)(vii)

WARRANT AGREEMENT

Dated as of March 26, 2003

by and among

BROADWING INC.,

GS MEZZANINE PARTNERS II, L.P.,

GS MEZZANINE PARTNERS II OFFSHORE, L.P., and

OTHER PURCHASERS NAMED HEREIN

WARRANT AGREEMENT

TABLE OF CONTENTS*

SECTION 1.	DEFINITIONS

SECTION 2.	WARRANT CERTIFICATES

SECTION 3.	ISSUANCE OF WARRANTS

SECTION 4.	EXECUTION OF WARRANT CERTIFICATES

SECTION 5.	REGISTRATION

SECTION 6.	REGISTRATION OF TRANSFERS AND EXCHANGES

SECTION 7.	TERMS OF WARRANTS; EXERCISE OF WARRANTS

SECTION 8.	PAYMENT OF TAXES

SECTION 9.	MUTILATED OR MISSING WARRANT CERTIFICATES

SECTION 10.	RESERVATION OF WARRANT SHARES

SECTION 11.	ADJUSTMENT OF NUMBER OF WARRANT SHARES

(a)	Adjustments for Change in Common Stock

(b)	Adjustment for Rights Issue

(c)	Adjustments for Issuances

(d)	Superseding Adjustment

(e)	Adjustment for Other Distributions

(f)	Current Market Price

(g)	No Amendments

(h)	Voluntary Increases

(i)	When De Minimis Adjustment May Be Deferred

(j)	Consolidation, Merger, Reorganization or Recapitalization of the Company

(k)	Consideration Received

(l)	When Issuance or Payment May Be Deferred

*                                       This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.

i

ii

WARRANT AGREEMENT, dated as of March 26, 2003, by and between Broadwing Inc., an Ohio corporation (the “Company”), GS Mezzanine Partners II, L.P., a Delaware limited partnership (“GS Mezzanine”), GS Mezzanine Partners II Offshore, L.P. (“GS Offshore”), an exempted limited partnership organized under the laws of the Cayman Islands, and any other affiliate of GS Mezzanine who purchases the Offered Securities (as defined in the Purchase Agreement) being issued under the Purchase Agreement at the Closing (as defined in the Purchase Agreement) (together with GS Mezzanine, GS Offshore and one or more partnerships, corporations, trusts or other organizations specified as a Purchaser in Schedule 1 to the Purchase Agreement which controls, is controlled by, or is under common control with, GS Mezzanine or GS Offshore, the “GS Purchasers”), and any other person specified as a Purchaser in Schedule 1 to the Purchase Agreement (together with the GS Purchasers, the “Purchasers”).

RECITALS

WHEREAS, the Company and the parties listed on the signature pages thereof have entered into a Purchase Agreement, dated as of December 9, 2002 (as amended, supplemented or modified from time to time, the “Purchase Agreement”), with the Purchasers, pursuant to which the Company has agreed to issue and sell to the Purchasers (i) $441,628,051.27 principal amount at maturity of the Company’s Senior Subordinated Discount Notes due 2009 (the “Notes”), to be issued pursuant to an Indenture, dated the date hereof, by and between the Company and a trustee reasonably satisfactory to the Company and the Purchasers (as amended, supplemented or modified from time to time, the “Indenture”) and (ii) 17,500,000 warrants (such warrants and all warrants issued in exchange, substitution or replacement therefor, the “Warrants”) to purchase shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) at an exercise price of $3.00 per share (each Warrant representing on the Closing Date the right to purchase one share of Common Stock); and

WHEREAS, the parties hereto desire to enter into this Agreement in order to set forth the terms and conditions of the Warrants.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1.                                          DEFINITIONS

As used in this Agreement, the following capitalized terms will have the respective meanings:

“Agreement” and all references thereto means this Agreement as it may from time to time be amended, supplemented or modified.

“Applicable Share” shall have the meaning set forth in Section 11(f).

“Board” means the Board of Directors of the Company.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Closing” shall have the meaning set forth in the Purchase Agreement.

“Closing Date” shall have the meaning set forth in the Purchase Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Stock” shall have the meaning set forth in the Recitals.

“Conversion Right” shall have the meaning set forth in Section 7.

“Current Market Price” shall have the meaning set forth in Section 11(f).

“Exercise Price” shall have the meaning set forth in Section 7.

“Exercise Rate” shall have the meaning set forth in Section 11.

“GS Mezzanine” shall have the meaning set forth in the preamble to this Agreement.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Expiration Date” means the tenth anniversary of the Closing Date or, if such day is not a business day, the next succeeding business day.

“Indenture” shall have the meaning set forth in the Recitals.

“Independent Financial Expert” shall have the meaning set forth in Section 12.

“Independent Expert” shall have the meaning set forth in Section 12.

“Notes” shall have the meaning set forth in the Recitals.

“Person” means any individual, corporation, partnership, limited liability company, association, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

“Purchase Agreement” shall have the meaning set forth in the Recitals.

“Purchasers” shall have the meaning set forth in the Recitals.

“Register Office” shall have the meaning set forth in Section 6.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Transaction” shall have the meaning set forth in Section 11(j).

“Transfer Agent” shall have the meaning set forth in Section 10.

“Transfer Notice” shall have the meaning set forth in Section 6.

“Value Report” shall have the meaning set forth in Section 12.

“Warrant holder(s)” or “holders of Warrant certificates” means, in each case, registered holders of Warrant certificates.

“Warrants” shall have the meaning set forth in the Recitals.

“Warrant Shares” means shares of Common Stock issuable upon exercise of the Warrants or which have been issued upon the exercise of the Warrants.

SECTION 2.                                          WARRANT CERTIFICATES

The Warrant certificates to be issued and delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

SECTION 3.                                          ISSUANCE OF WARRANTS

The Company, simultaneously with the Closing, shall deliver to each Purchaser duly executed Warrant certificates registered in the name of each Purchaser for the purchase of the number of Warrant Shares set forth opposite the name of such Purchaser on Schedule A to this Agreement.

SECTION 4.                                          EXECUTION OF WARRANT CERTIFICATES

Warrant certificates evidencing Warrants, each Warrant to purchase initially one share of Common Stock, shall be duly executed, on the Closing Date, by the Company and delivered to the registered holders of the Warrants in accordance with the provisions of Section 3.  Warrant certificates shall be signed on behalf of the Company by its Chairman of the Board, or its President or a Vice President and by its Secretary or an Assistant Secretary under its corporate seal.  Each such signature upon the Warrant certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant certificates and, for that purpose, the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant certificates shall be delivered or disposed of such Person shall have ceased to hold such office.  In case any officer of the Company who shall have signed any of the Warrant certificates shall cease to be such officer before such Warrant certificates shall have been delivered or disposed of by the Company, such Warrant certificates nevertheless may be delivered or disposed of as though such Person had not ceased to be such officer of the Company.  Any Warrant certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Warrant certificate, shall be a proper officer of the Company to sign such Warrant certificate, although at the date of the execution of this Agreement any such Person was not such an officer.

SECTION 5.                                          REGISTRATION

The Company shall number and register the Warrant certificates in a register as they are issued by the Company.  The Company may deem and treat the registered holder(s) of the Warrant certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and the Company shall not be affected by any notice to the contrary.

SECTION 6.                                          REGISTRATION OF TRANSFERS AND EXCHANGES

The Company shall cause to be kept at its principal office (the “Register Office”) a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant certificates and of transfers or exchanges of Warrant certificates at the Warrant holder’s option.  The Company shall promptly register the transfer of any outstanding Warrant certificates, upon the records to be maintained by it for that purpose, upon surrender thereof.  Upon any such registration of transfer, a new Warrant certificate shall be issued to the transferee(s) and the surrendered Warrant certificate shall be canceled by the Company.  Canceled Warrant certificates shall thereafter be disposed of in a manner satisfactory to the Company in accordance with any applicable laws.  Whenever any Warrant certificates are surrendered for exchange, the Company shall execute and deliver the Warrant certificates that the Warrant holder making the exchange is entitled to receive.  All Warrant certificates issued upon any registration of transfer or exchange of Warrant certificates in accordance with the provisions of this Section 6 shall be the valid obligations of the Company, evidencing the same obligations and entitled to the same benefits under this Agreement, as the Warrant certificates surrendered for such registration of transfer or exchange.  Every Warrant certificate surrendered for registration of transfer or exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in the form of Exhibit B attached hereto, duly executed by the Warrant holder or its attorney duly authorized in writing.  No service charge will be made for any registration of transfer or exchange upon surrender of Warrant certificates or any issuance of Warrant certificates pursuant to Section 3 or this Section 6, but the Company may require payment of a sum sufficient to cover any stamp or other governmental charge or tax which may be imposed in connection with any such transfer or exchange.  Any Warrant certificate when duly endorsed in blank (with signature guaranteed) shall be deemed negotiable.  The holder of any Warrant certificate duly endorsed in blank may be treated by the Company and all other Persons dealing therewith as the absolute owner thereof for any purpose and as the Person entitled to exercise the rights represented thereby, or to the transfer thereof on the register of Warrants maintained by the Company, any notice to the contrary notwithstanding; but until such transfer on such register, the Company may treat the registered Warrant holder as the owner for all purposes.  In addition to any other legend which may be required by applicable law, each

Warrant certificate representing Warrants and each certificate representing Warrant Shares issued upon exercise of the Warrant shall have endorsed, to the extent appropriate, upon its face the following words:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY JURISDICTION.  SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144, SUBJECT TO THE COMPANY’S RIGHT, PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO THIS CLAUSE (II), TO REQURE THE DELIVERY OF AN OPINION OF COUNSEL.

Prior to any transfer or attempted transfer of any Warrants, the holder of such Warrants shall give 10 days’ prior written notice (a “Transfer Notice”) to the Company of such holder’s intention to effect such transfer, describing the manner and circumstances of the proposed transfer, and, if requested by the Company, obtain from counsel to such holder, who shall be reasonably satisfactory to the Company, an opinion that the proposed transfer of such Warrants may be effected without registration under the Securities Act, unless such requirement is waived by the Company.  After receipt of the Transfer Notice and opinion (unless waived by the Company), the Company shall, within five days thereof, so notify the holder of such Warrants and such holder shall thereupon, subject to compliance with the other restrictions on transfer contained herein, be entitled to transfer such Warrants, in accordance with the terms of the Transfer Notice.  Each Warrant issued upon such transfer shall bear the restrictive legend with respect to the Securities Act set forth above, unless, in the opinion of counsel to such holder (which opinion must be reasonably satisfactory to the Company and its counsel), such legend is not required in order to ensure compliance with the Securities Act.  The holder of the Warrants giving the Transfer Notice shall not be entitled to transfer such Warrants until receipt of notice from the Company under this Section 6.

SECTION 7.                                          TERMS OF WARRANTS; EXERCISE OF WARRANTS

Subject to the terms of this Agreement, the Warrants may be exercised at any time after the date hereof and prior to the close of business on the Expiration Date; provided, however, that holders of Warrants will be able to exercise their Warrants only if the exercise of such Warrants is exempt from the registration requirements of the Securities Act, and the Warrant Shares are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such holders reside.  Each Warrant, when exercised in accordance with the terms hereof and upon payment in cash (or by tendering the Notes, as provided in the next succeeding paragraph) of the exercise price of $3.00 (as adjusted pursuant to Section 11(n)) per share for the Common Stock (the “Exercise Price”) will entitle the holder thereof to acquire from the Company (and the Company shall issue to such holder of a Warrant) one fully paid and nonassessable share of each of the Company’s authorized but unissued Common Stock (subject to adjustment as provided in Section 11).  No cash dividend shall be paid to a holder of Warrant Shares issuable upon the exercise of Warrants unless such holder was, as of the record date for the declaration of such dividend, the record holder of such Warrant Shares.

A Warrant may be exercised upon surrender to the Company at the Register Office of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, together with payment to the Company of the Exercise Price for each Warrant Share issuable upon the exercise of such Warrants.  To the extent any holder of a Warrant surrenders with such Warrant any Note then held by such holder, such holder shall be deemed to have paid that portion of the aggregate Exercise Price for all Warrant Shares then exercised equal to 100% of that portion of the Accreted Value (as defined in the Indenture) of such Note that the holder thereof directs the Company to accept as payment of such aggregate Exercise Price, which Note shall be cancelled and not reissued.  To the extent the Accreted Value of such tendered Note is greater than the aggregate amount of the Exercise Price for all Warrant Shares then exercised paid by surrender thereof, the Company shall deliver a new Note to the tendering holder thereof, in accordance with the provisions of the Indenture, dated the date of the original issuance of the tendered Note, in the face amount which bears the same proportion to the face amount of such tendered Note immediately prior to such redemption as the unredeemed portion of the Accreted Value of such tendered Note bears to the Accreted Value of such tendered Note immediately prior to such redemption.  At the time of the issuance of the Warrant Shares pursuant to the exercise of the Warrants by any holder, the Company shall pay all accrued and unpaid interest on any Note of such holder cancelled pursuant to this paragraph up to but excluding the date of such issuance.

In lieu of payment of the Exercise Price pursuant to the preceding paragraph, the Warrant holder shall have the right to require the Company to convert the Warrants, in whole or in part and at any time or times (the “Conversion Right”), into Warrant Shares by surrendering to the Company the certificate or certificates evidencing the Warrant to be converted with the form of notice of conversion on the reverse thereof duly filled in and signed.  Upon exercise of the Conversion Right, the Company shall deliver to the Warrant holder (without payment by the holder of the Warrant of any Exercise Price) that number of Warrant Shares which is equal to the quotient obtained by dividing (x) the value of the number of Warrants being exercised at the time the Warrants are exercised (determined by subtracting the aggregate Exercise Price for all such Warrants immediately prior to the exercise of the Warrants from the aggregate Current Market Price (determined pursuant to Section 11(f)) of that number of Warrant Shares purchasable upon exercise of such Warrants immediately prior to the exercise of the Warrants (taking into account all applicable adjustments pursuant to Section 11) by (y) the Current Market Price of one share of Common Stock immediately prior to the exercise of the Warrants.

Subject to the provisions of Section 8, upon surrender of the Warrant certificate or certificates, the Company shall issue and deliver with all reasonable dispatch, to or upon the written order of the Warrant holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of Warrant Shares issuable or other securities or property to which such holder is entitled hereunder upon the exercise of such Warrants, including, at the Company’s option, any cash payable in lieu of fractional interests as provided in Section 13.  Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.  The Company may issue fractional shares of Common Stock upon exercise of any Warrants in accordance with Section 13.

The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time on or prior to the Expiration Date, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Company will duly execute and deliver the required new Warrant certificate or certificates pursuant to the provisions of Section 4 and this Section 7.

All Warrant certificates surrendered upon exercise of Warrants shall be canceled by the Company.  Such canceled Warrant certificates shall then be disposed of in a manner satisfactory to the Company and in accordance with any applicable law.  The Company shall account promptly in writing with respect to Warrants exercised and all monies received for the purchase of the Warrant Shares through the exercise of such Warrants.  In the event that the Company shall purchase or otherwise acquire Warrants, the Company may elect to have the Warrants canceled and retired.  The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the registered Warrant holders during normal business hours and upon reasonable notice at the Register Office.

SECTION 8.                                          PAYMENT OF TAXES

The Company will pay all taxes and other governmental charges attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any such taxes or charges which may be payable in respect of any transfer involved in the issue of any Warrant certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such taxes or charges or shall have established to the satisfaction of the Company that such taxes or charges have been paid.

SECTION 9.                                          MUTILATED OR MISSING WARRANT CERTIFICATES

In case any of the Warrant certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant certificate and indemnity and security therefor, if requested, also satisfactory (provided that if the Warrant holder is a Purchaser or another Warrant holder with a minimum net worth of at least $50,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory) to the Company.  Applicants for such substitute Warrant certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

SECTION 10.                                    RESERVATION OF WARRANT SHARES

The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized Common Stock held in its treasury, that number of shares of Common Stock sufficient for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of all outstanding Warrants.

The transfer agent for the Common Stock (which may be the Company if it is acting as transfer agent) (the “Transfer Agent”) and every subsequent transfer agent for any shares of the Company’s equity issuable upon the exercise of any Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose.  The Company will keep a copy of this Agreement on file with the Transfer Agent for any shares of the Company’s equity issuable upon the exercise of the Warrants.  The Company will supply such Transfer Agent with duly executed stock certificates for purposes of honoring all outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement and the Company will provide or otherwise make available any cash which may be payable as provided in Section 13.  The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto which are transmitted to each Warrant holder pursuant to Section 14.

The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants have been duly authorized and will, upon payment of the Exercise Price or upon the exercise of the Conversion Right and issuance, be duly and validly issued, fully paid and nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

SECTION 11.                                    ADJUSTMENT OF NUMBER OF WARRANT SHARES

Each Warrant will initially be exercisable by the holder thereof into one share of Common Stock.  The number of Warrant Shares that may be purchased upon the exercise of each Warrant (the “Exercise Rate”) will be subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 11.  For purposes of this Section 11, the Common Stock shall mean shares now or hereafter authorized of any class of common stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

(a)                                  Adjustments for Change in Common Stock.  If at any time after the date of this Agreement the Company:

(1)                                  pays a dividend or makes a distribution on its Common Stock exclusively in shares of its Common Stock;

(2)                                  subdivides its outstanding shares of Common Stock into a greater number of shares;

(3)                                  combines its outstanding shares of Common Stock into a smaller number of shares;

(4)                                  issues by reclassification of its Common Stock any Capital Stock of the Company; or

(5)                                  pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock other than Common Stock;

then the Exercise Rate in effect immediately prior to such action shall be proportionately adjusted upon occurrence of such event so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of equity of the Company which such holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action (or, in the case of a dividend or distribution of Common Stock, immediately prior to the record date therefor).  An adjustment made pursuant to this Section 11(a) shall become effective immediately after the distribution date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock or other shares of its equity, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.  If upon exercise of a Warrant after an adjustment to the Exercise Rate pursuant to clauses (4) or (5) of this Section 11(a), the holder of such Warrant may receive shares of two or more classes or series of equity of the Company, the exercise rights and the Exercise Rate of each class of equity shall thereafter be subject to further adjustment on terms comparable to those applicable to the Common Stock in this Section 11.  The adjustment pursuant to this Section 11(a) shall be made successively each time that any event listed in this Section 11(a) above shall occur.

(b)                                 Adjustment for Rights Issue.  In case the Company shall issue to all holders of Common Stock (other than a distribution covered by any of paragraphs (a) or (c) of this Section 11), or shall make a dividend or other distribution on the Common Stock, consisting exclusively of (i) rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock (provided, however, that no adjustment shall be made under Section 11(b) or (c) upon the exercise of such rights, options or warrants) or (ii) securities convertible into or exchangeable for Common Stock (including, without limitation, any rights issuance concurrent with the issuance of Warrants) (provided, however, that no adjustment shall be made under Section 11(b) or (c) upon the conversion or exchange of such securities (other than issuances specified in (i) or (ii) which are made as the result of anti-dilution adjustments in such securities)) at a price per share (determined in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (x) the total consideration payable to the Company upon exercise, conversion or exchange of such rights, options, warrants or convertible or exchangeable securities, by (y) the total number of shares of such class or series of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) less than the Current Market Price (as determined in accordance with paragraph (f) of this Section 11) on the date fixed for the determination of shareholders entitled to receive such rights, options, or warrants or convertible or exchangeable securities (other than in connection with the adoption of a shareholders rights plan by the Company), the number of Warrant Shares for which each Warrant may be exercised shall be determined (and the Exercise Rate shall be appropriately adjusted) by multiplying the number of Warrant Shares issuable upon exercise of such Warrant immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such rights, options or warrants, or convertible or exchangeable securities, by a fraction (not less than one) the numerator of which shall be the number of fully diluted shares of Common Stock outstanding immediately after giving effect to such dividend or other distribution (and assuming that such rights, options, warrants or convertible or exchangeable securities had been fully exercised or converted, as the case may be) and the denominator of which shall be the number of fully diluted shares of Common Stock outstanding at the close of business on the date fixed for the determination of shareholders entitled to receive such rights, options, or warrants or convertible or exchangeable securities plus the number of shares of Common Stock which the aggregate consideration (as determined in good faith by the Board) that would be received by the Company for the additional shares of Common Stock to be issued, purchased or subscribed for upon exercise of such rights, options or warrants or upon conversion or exchange of such convertible or exchangeable securities would purchase at the Current Market Price (as determined in accordance with paragraph (f) of this Section 11) on the date fixed for the determination of shareholders entitled to receive such rights, options or warrants, or convertible or exchangeable securities.  For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Stock.

(c)                                  Adjustments for Issuances.  In case the Company shall issue (and no prior adjustments for such issuance has been made under Section 11(a) or Section 11(b)) Common Stock or rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock or securities convertible into or exchangeable for Common Stock for a consideration per share of Common Stock (determined in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (x) the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Company upon exercise, conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) less than the Current Market Price (as determined in accordance with paragraph (f) of this Section 11), the number of Warrant Shares for which each Warrant may be exercised shall be determined (and the Exercise Rate shall be appropriately adjusted) by multiplying the number of Warrant Shares issuable immediately prior to the close of business on the date on which the Company fixes the offering price of such additional shares by a fraction (not less than one) the numerator of which shall be the number of fully diluted shares of Common Stock outstanding immediately after giving effect to such issuance (and assuming, in the case of rights, options, warrants or convertible or exchangeable securities that such rights, options, warrants or convertible or exchangeable securities had been fully exercised or converted, as the case may be) and the denominator of which shall be the number of fully diluted shares of Common Stock outstanding at the close of business on the date on which the Company fixes the offering price of such additional shares plus a number of shares of Common Stock which the aggregate consideration (as determined in good faith by the Board) that would be received by or payable to the Company for the additional shares of Common Stock so issued or sold or to be issued, purchased or subscribed for upon exercise of such rights, options or warrants or upon conversion or exchange of such convertible or exchangeable securities would purchase at the Current Market Price (as determined in accordance with paragraph (f) of this Section 11) on the date on which the Company fixes the offering price of such additional shares; provided that, in the event that the Company issues equity securities as part of a share with debt securities, the allocation of the purchase price shall be determined in good faith by the Board.  The increase in the number of Warrant Shares provided for in the preceding sentence shall not apply upon (i) the issuance of securities in transactions described in paragraphs (a), (b) or (k) of this Section 11 or pursuant to the exercise, exchange or conversion of any such securities issued under this paragraph (c); (ii) the issuance of Common Stock or other equity securities of the Company in any merger or other acquisition of a business approved by the Board; (iii) the issuance of Common Stock in a bona fide underwritten public offering; (iv) the issuance of Common Stock upon the exercise of Warrants; (v) the issuance of options or rights to acquire Common Stock or Common Stock equivalents (including, without limitation, pursuant to the exercise of such options or rights) pursuant to a compensatory equity plan adopted by the Board; (vi) the issuance of options or rights to acquire Common Stock or Common Stock equivalents (including, without limitation, pursuant to the exercise of such options or rights) to (1) lessors, financial institutions or similar entities in transactions approved by the Board, the principal purpose of which is not raising capital through the sale of equity securities, or (2) other Persons primarily for the purpose of joint ventures, technology or other licensing or research and development activities, or other transactions the principal purpose of which is not raising capital through the sale of equity securities, provided that the number of Common Stock equivalents exempted pursuant to this clause (vi) shall not exceed 10,000,000 shares of Common Stock (appropriately adjusted for stock splits, combinations and the like); or (vii) conversion of Convertible Subordinated Notes (as defined in the Indenture) into Common Stock at a conversion price and a conversion rate set forth in the Convertible Subordinated Indenture (as defined in the Indenture) as in effect on the date hereof.

(d)                                 Superseding Adjustment.  If, at any time (x) after any adjustment in the number of shares issuable upon exercise of the Warrants shall have been made pursuant to Section 11(b) or 11(c) on the basis of the issuance of rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock or securities convertible into or exchangeable for Common Stock, or (y) after new adjustments in the number of shares issuable upon exercise of the Warrants shall have been made pursuant to this Section 11(d),

(i)                                     the right of conversion, exercise or exchange in such rights, options or warrants, or convertible or exchangeable securities shall expire, and the right of conversion, exercise or exchange in respect of any or all of such rights, options or warrants, or convertible or exchangeable securities shall not have been exercised, and/or

(ii)                                  the consideration per share for which shares of Common Stock are issuable pursuant to the terms of such rights, options or warrants, or convertible or exchangeable securities shall be increased or decreased by virtue of provisions therein or by virtue of the conversion rate or exchange rate of such security being changed contained for an automatic increase or decrease in such consideration per share upon the arrival of a specified date or the happening of a specified event or by agreement between the Company and the holders of such securities, such previous adjustment shall be rescinded and annulled.  Thereupon, a recomputation shall be made of the effect of such rights, options or warrants, or convertible or exchangeable securities on the basis of

(iii)                               treating the number of shares of Common Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such right of conversion, exercise or exchange as having been issued on the date or dates of such exercise and for the consideration actually received or receivable therefor, and treating the rights, options or warrants, or convertible or exchangeable securities which have expired and shall not have been exercised as if such securities had not been issued, and

(iv)                              with respect to securities as to which the consideration per share of Common Stock has been changed, treating any such rights, options or warrants or convertible or exchangeable securities which then remain outstanding as having been granted or issued immediately after the time of such increase or decrease for the consideration per share for which shares of Common Stock are issuable under such rights, options or warrants or convertible or exchangeable securities, and in each such case, a new adjustment in the number of shares issuable upon exercise of the Warrants shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.  No adjustment in the number of shares issuable upon exercise of the Warrants pursuant to this Section 11(d) shall change the number of or otherwise affect any shares of Common Stock issued prior to such adjustment upon exercise of the Warrants.

(e)                                  Adjustment for Other Distributions.  In case the Company shall (i) make a dividend or other distribution on the Common Stock (other than a distribution covered by any of paragraphs (a), (b), or (c) of this Section 11), or (ii) purchase or otherwise acquire for value any shares of Common Stock, then the number of Warrant Shares for which each Warrant may be exercised shall be determined (and the Exercise Rate shall be appropriately adjusted) by multiplying the number of Warrant Shares issuable upon exercise of such Warrant immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution or the date of such purchase by a fraction (not less than one) of which the numerator shall be the Current Market Price (determined as provided in paragraph (f) of this Section 11) on the date fixed for the determination of shareholders entitled to receive such distribution on the date of such purchase and the denominator of which shall be such Current

Market Price minus the result obtained by dividing the aggregate amount of cash and the fair market value (as determined in good faith by the Board) of any property distributed or paid to effect such distribution or repurchase, as the case may be, by the number of shares of Common Stock outstanding immediately prior to the date fixed for the determination of shareholders entitled to receive such distribution on the date of such purchase; provided that, any particular adjustment of the number of Warrant Shares pursuant to this paragraph (e) shall be of no force and effect if the Company pays in respect of a distribution or a purchase which gave rise to such adjustment to each Warrant holder, upon exercise of such Warrant holder’s Warrant(s), an amount of consideration to which such Warrant holder would have been entitled in connection with such distribution or purchase had such Warrant holder exercised its Warrant(s) immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution or the date of such purchase.

(f)                                    Current Market Price.  For the purpose of any computation under Section 7 or this Section 11, the current market price (the “Current Market Price”) per share of Common Stock of the Company or any other security (the “Applicable Share”) on any date shall be deemed to be the average of the daily closing prices of such Applicable Share on the principal national securities exchange on which the Applicable Shares are listed or admitted to trading or, if the Applicable Shares are not so listed, the average daily closing bid prices of such Applicable Shares on the Nasdaq National Market System if the Applicable Shares are quoted thereon, in any such case, for the twenty (20) consecutive trading days ending on the day before the date in question.  If, on any date on which computation of the Current Market Price is to be made hereunder, the Applicable Shares are not so listed or quoted on a national securities exchange or the Nasdaq National Market System, the Current Market Price (except as otherwise provided herein) shall be determined by the Board in good faith; provided, that the Company shall give written notice of such determination to the Warrant holders and, in the event a majority in interest of such Warrant holders disagree with such determination, then they shall have the right to invoke the provisions of Section 12 hereof by written notice to the Company to that effect given not later than thirty (30) days following the Company’s notice of the Board’ determination of the Current Market Price.

(g)                                 No Amendments.  The Company will not, through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant holders thereof against dilution or other impairment.  Without limiting the generality of the foregoing, the Company (i) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue Common Stock on the exercise of the Warrants from time to time outstanding and (ii) will not take any action which results in any adjustment of the number of Warrant Shares if the total number of shares of Common Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company’s articles of organization and available for the purposes of issue upon such exercise.

(h)                                 Voluntary Increases.  The Company may, but shall not be obligated to,

make such increases in the number of Warrant Shares, in addition to those required by paragraphs (a) through (c) of this Section 11, as it considers to be advisable in order that any event treated for United States federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients, or if that is not possible, to diminish any income taxes that are otherwise payable because of such event; provided that no such adjustment shall be made without the consent of the holders of the Warrants if such adjustment would result in the increase of income tax liabilities of such holders.

(i)                                     When De Minimis Adjustment May Be Deferred.  No adjustment in the number of Warrant Shares shall be required unless such adjustment (plus any other adjustments not previously made by reason of this paragraph (i)) would require an increase or decrease of at least 1.0% in the number of Warrant Shares; provided, however, that any adjustments which by reason of this paragraph (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(j)                                     Consolidation, Merger, Reorganization or Recapitalization of the Company.  (A)  In case at any time the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company’s assets, liquidation or recapitalization of the Common Stock, not subject to adjustment under any of the paragraphs (a) through (h) of this Section 11) in which the previously outstanding Common Stock shall be converted or changed into or exchanged for different securities of the Company or Common Stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction being herein called a “Transaction”), then, as a condition of the consummation of the Transaction, lawful and adequate provision shall be made so that each holder of a Warrant, upon the exercise thereof at any time on or after the consummation of the Transaction, shall be entitled to receive, and such Warrant shall thereafter represent the right to receive, in lieu of the Common Stock issuable upon such conversion prior to such consummation, the securities, cash or other property to which such holder would have been entitled upon consummation of the Transaction if such holder had exercised such Warrant immediately prior thereto (subject to adjustments from and after the consummation date as nearly equivalent as possible to the adjustments provided for in this Section 11).  Subject to the next succeeding paragraph, the Company will not effect any Transaction unless prior to the consummation thereof each corporation or entity (other than the Company) which may be required to deliver any securities or other property upon the exercise of the Warrants as provided herein shall assume, by written instrument delivered to each holder of the Warrants, the obligation to deliver to such holder such securities or other property as in accordance with the foregoing provisions such holder may be entitled to receive, and such corporation or entity shall have similarly mailed or delivered to each holder of the Warrants an opinion of counsel for such corporation or entity, reasonably satisfactory to the holders of a majority of the Warrants then outstanding, which opinion shall state that all of the outstanding Warrants, including, without limitation, the provisions of this Section 11, shall thereafter continue in full force and effect and shall be enforceable against the Company and such corporation or entity in accordance with the terms hereof and thereof, together with such other matters as such holders may reasonably request.  The foregoing provisions of this Section 11(j) shall similarly apply to successive mergers, consolidations, sales of assets, liquidations and recapitalizations.

(B)  In the event of (1) a Transaction where consideration to all holders of the Capital Stock of the Company in exchange for their shares is payable solely in cash or (ii) the dissolution, liquidation or winding-up of the Company, the holders of the Warrants shall only be entitled to receive, upon surrender of their Warrant certificates, such cash distributions (or, in the case of in-kind distributions upon dissolution, liquidation or winding-up of the Company, such other consideration as is being so distributed) on an equal basis with the holders of Capital Stock, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price.  In the event of any such Transaction, the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall, immediately prior to the consummation of such Transaction, deposit with the Transfer Agent the funds, if any, necessary to pay the holders of the Warrants the amounts to which they are entitled as described above.  Concurrently with the consummation of such Transaction, the Transfer Agent shall make payment to the holders of the Warrants by making a wire transfer of immediately available funds in such amount as is appropriate (or, in the case of in-kind distributions upon dissolution, liquidation or winding-up of the Company, by delivering such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the holders surrendering the Warrants.

(k)                                  Consideration Received.  For purposes of any computation respecting consideration received pursuant to this Section 11, the following shall apply:

(1)                                  in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

(2)                                  in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof (as determined in good faith by the Board); and

(3)                                  in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this paragraph (k)).

(l)                                     When Issuance or Payment May Be Deferred.  In any case in which this Section 11 shall require that an adjustment in the Exercise Rate be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other equity of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other equity of the Company, if any, issuable upon such exercise on the basis of the Exercise Rate and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 13; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional Warrant Shares, other equity and cash upon the occurrence of the event requiring such adjustment.

(m)                               Form of Warrants.  Irrespective of any adjustments in the Exercise Price or the Exercise Rate or kind of shares or other assets purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares or other assets as are stated in the Warrants initially issuable pursuant to this Agreement.  The Company, however, may at any time in its sole discretion make any change in the form of Warrant certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant certificate, and any Warrant certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant certificate or otherwise, may be in the form as so changed.

(n)                                 Adjustment in Exercise Price.  Upon each adjustment in the number of Warrant Shares for which a Warrant is exercisable pursuant to this Section 11, the Exercise Price for such Warrant shall be adjusted to equal an amount per share of Common Stock equal to the Exercise Price before such adjustment multiplied by a fraction, of which the numerator is the number of Warrant Shares for which a Warrant is exercisable immediately before giving effect to such adjustment and the denominator of which is the number of Warrant Shares for which a Warrant is exercisable immediately after giving effect to such adjustment; provided, however, that in no event shall the Exercise Price be reduced below the par value (if any) of the Common Stock for which the Warrant is exercisable.

(o)                                 No Dilution or Impairment.  If any event shall occur as to which the provisions of Section 11 are not strictly applicable but the failure to make any adjustment would adversely affect the purchase rights represented by the Warrants in a way that is contrary to the manifest and essential intent and principles of Section 11, then, in each such case, the Company shall appoint an Independent Financial Expert (as defined below), which shall give its opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 11 of this Agreement to preserve, without dilution, such exercise rights.  Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holders and shall make the adjustments described therein.  The Company will at all times in good faith assist in the carrying out of the terms of this Agreement.

SECTION 12.                                    VALUATION BY INDEPENDENT FINANCIAL EXPERT

If requested by Warrant holders in accordance with the provisions of Section 11(f), the Current Market Price of Applicable Shares shall be equal to the Fair Market Value (as defined below) of such Applicable Shares, and will be determined as follows (subject to the provisions of Section 11(f)).  At any time the Current Market Price of Applicable Shares is to be determined under this Agreement, the Company and the Warrant holders holding Warrants representing a majority of the Warrant Shares will each, within thirty (30) days of receipt by the relevant party of such notice or within thirty (30) days after the date fixed under this Agreement for such determination, (i) appoint a nationally recognized investment bank with experience in transactions of comparable size and magnitude (an “Independent Financial Expert”) to determine the Fair Market Value of such Applicable Shares, and (ii) cause the Independent Financial Expert so appointed by it, as promptly as possible after such appointment, to prepare and to deliver to the other party or parties hereto a written report (a “Value Report”) specifying such Fair Market Value within the time period specified below.  Should one party (or the Independent Financial Expert selected by such party) fail to act timely to appoint an Independent Financial Expert or cause such Independent Financial Expert to deliver its Value Report within the time period specified below, then the Independent Financial Expert appointed by the other party shall alone determine the Fair Market Value of such Applicable Shares, which determination shall be conclusive for all purposes hereof.  If the two Value Reports so delivered by each Independent Financial Expert provide values such that the higher one is not more than 20% greater than the lower one, the average of the two values will be taken as the Fair Market Value of the Applicable Shares, which average shall be conclusive for all purposes of establishing such Fair Market Value hereunder.  If the valuations specified in the two Value Reports differ by more than 20%, the Company and Warrant holders holding Warrants representing a majority of the Warrant Shares will jointly appoint an additional Independent Financial Expert (the “Independent Expert”) to perform a third valuation and prepare a third Value Report.  If the Company and such Warrant holders are unable to agree on the selection of the Independent Expert, a body agreed to by both parties or, on the failure of such agreement, the American Arbitration Association will be requested by the Company and the Warrant holders jointly to appoint another Independent Expert to perform a third valuation.  Such Independent Expert shall not have performed significant work for either the Company or the Warrant holders during the immediately preceding one year.  In such circumstance, the Fair Market Value of the Applicable Shares, will be equal to (i) if the Fair Market Value specified in the Value Report prepared by the Independent Expert is in between the valuations specified on the two other Value Reports, an amount equal to the average of the two valuations that are closest in amount, (ii) if the Fair Market Value specified in the Value Report prepared by the Independent Expert is equal to or greater than the highest of the two valuations specified in the two initial Value Reports, an amount equal to the highest of such two initial valuations and (iii) if the Fair Market Value specified in the Value Report prepared by the Independent Expert is equal to or lower than the lowest of the two valuations specified in the two initial Value Reports, an amount equal to the lower of such two initial valuations.  The Company shall provide all Independent Financial Experts with the same financial and operational information for conducting their valuation.  The Company shall use its best efforts to ensure that the information shall be complete and accurate in all material respects and that any forecasts shall be based on unbiased assessments made in good faith.  The Company shall cooperate fully with such Independent Financial Experts in the conduct of their valuation, including making management reasonably available and offering access to the premises of the Company to the Independent Financial Experts during regular business hours and on reasonable notice.  The Independent Expert shall not be apprised by either party of the two initial valuations prior to delivery of its own Value Report.

“Fair Market Value” of the Applicable Shares, as of the date of determination shall mean the price that a willing buyer would pay to a willing seller for the relevant Applicable Shares, in an arm’s length transaction, with neither party being under any immediate obligation or need to consummate the transaction, it being understood that the buyer and seller in arriving at such price in determining the value of Applicable Shares would each consider, among other factors customarily considered by valuation professionals, the past and prospective earnings of the Company, comparable stock market valuations, and the absence or existence of liquidity for the Applicable Shares.

The Fair Market Value for the Applicable Shares, shall be stated in U.S. dollars.  The Company and the Warrant holders shall each be responsible for all compensation of the Independent Financial Expert appointed by them and the costs of a third Independent Financial Expert, if required, shall be borne by a party whose valuation is not included in computing the final Fair Market Value.  The Independent Financial Experts shall submit their valuations simultaneously to the Company and the Warrant holders at 12:00 noon New York time on the thirtieth day after being jointly instructed by the Company and the Warrant holders to initiate the valuation calculation or, if such day is not a business day, on the next business day.  If a third valuation is required, the Independent Expert shall submit its valuation to the parties within sixty (60) days of its appointment or, if such day is not a business day, on the next business day.

SECTION 13.                                    FRACTIONAL INTERESTS

The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants, although it may do so in its sole discretion.  If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented.  If any fraction of a Warrant Share would, except for the provisions of this Section 13, be issuable upon the exercise of any such Warrants (or specified portion thereof), the Company shall notify the Warrant holder exercising the Warrants in writing of the amount to be paid in lieu of the fraction of a Warrant Share and concurrently shall pay to the Warrant holder an amount in cash equal to the Current Market Value per Warrant Share, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole cent.

SECTION 14.                                    NOTICES TO WARRANT HOLDERS; RIGHTS OF WARRANT HOLDERS.

Upon any adjustment of the number of Warrant Shares pursuant to Section 11, the Company shall promptly thereafter (i) file with the Register Office a certificate of the Senior Financial Officer of the Company (unless the Purchasers request a certificate of a firm of independent public accountants of recognized standing selected by the Board (who may be the regular auditors of the Company)) setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment, upon exercise of a Warrant and (ii) give to each of the registered holders of the Warrant certificates at his or her address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid.  Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 14.

In case:

(a)                                  the Company shall authorize the issuance of any dividend or other distribution on the Common Stock, whether in cash, equity, or other securities, evidences of indebtedness or other property; or

(b)                                 the Company shall authorize any tender offer or exchange offer by the Company for Common Stock, or Common Stock open market repurchase program, in either case, involving more than 3% of the outstanding Common Stock; or

(c)                                  of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Register Office and shall give to each of the registered holders of the Warrant certificates at the address appearing on the Warrant register, a written notice delivered by any method provided in Section 15, at least twenty (20) business days prior to the applicable record date hereinafter specified, or, in the case of events for which there is no record date, at least twenty (20) business days before the effective date of such event or the commencement of such tender offer, exchange offer, or repurchase program.  Any written notice provided pursuant to this Section 14 shall state (i) the date as of which the holders of record of the Common Stock are entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the commencement date of any tender offer, exchange offer or repurchase program for the Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, reclassification, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such consolidation, merger, conveyance, transfer, reclassification, dissolution, liquidation or winding up.  The failure to give the notice required by this Section 14 or any defect therein shall not affect the legality or validity of any issuance, right, option, warrant, distribution, tender offer, exchange offer, repurchase program, consolidation, merger, conveyance, transfer, reclassification, dissolution, liquidation or winding up, or the vote upon any action.

Nothing contained in this Agreement or in any of the Warrant certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice of meetings of shareholders or the appointment of managers of the Company or any other matter, or any other rights of shareholders of the Company, including any right to receive dividends.  In addition, the holders of Warrant certificates shall have no preemptive rights and shall not be entitled to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company’s affairs.

SECTION 15.                        NOTICES

Any notice or demand authorized by this Agreement to be given or made by the Company or by the registered holder of any Warrant certificate to the Company shall be sufficiently given or made when deposited in the mail, first class or registered, postage prepaid, addressed, or when sent via facsimile, as follows:

Broadwing Inc.

201 East Fourth Street

Cincinnati, OH  45202

(facsimile no.:  (513) 397-4177)
Attention:  Mark Peterson

with copies to:

Cravath, Swaine & Moore
825 Eighth Avenue
New York, NY  10019
(facsimile no.:  (212) 474-3700)
Attention:  William V. Fogg, Esq.

Any notice pursuant to this Agreement to be given by the Company to the Purchasers shall be sufficiently given when deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is provided in writing by the Purchasers to the Company) to the Purchasers, or when sent via facsimile, as follows:

GS Mezzanine Partners II, L.P.
GS Mezzanine Partners II Offshore, L.P.
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004
(facsimile no.:  (212) 902-3000)
Attention:  Kaca Enquist

with copies to:

Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, New York  10004
(facsimile no.:  (212) 859-4000)
Attention:  F. William Reindel, Esq.

SECTION 16.                                    SUPPLEMENTS AND AMENDMENTS

The Company may from time to time supplement or amend this Agreement without the approval of any holders of Warrant certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrant certificates.  Any amendment or supplement to this Agreement that has an adverse effect on the interests of holders of Warrant certificates shall require the written consent of registered holders of fifty percent in interest of the then outstanding Warrants.  The consent of each holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of

Warrant Shares for or into which a Warrant may be exercised or convertible would be decreased (other than in connection with a waiver of any provisions of Section 10).

The Company may amend this Warrant Agreement without the approval of any holders of Warrant certificates to appoint a warrant agent (the “Warrant Agent”) to act as an agent for the Company for the purposes of this Agreement.  In acting under this Agreement and in connection with the Warrants, such Warrant Agent will act solely as agent of the Company and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrants or beneficial owners of Warrants.

SECTION 17.                                    SUCCESSORS

All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 18.                                    TERMINATION

This Agreement shall terminate on the date on which all Warrants have been exercised or lapsed.

SECTION 19.                                    GOVERNING LAW

THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

SECTION 20.                                    BENEFITS OF THIS AGREEMENT

Nothing in this Agreement shall be construed to give to any Person other than the Company and the registered holders of Warrant certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrant certificates.

SECTION 21.                                    HEADINGS

The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meanings or interpretation of this Agreement.

SECTION 22.                                    SUBMISSION TO JURISDICTION

If any action, proceeding or litigation shall be brought by the Purchasers, any holder of Warrants or the Company in order to enforce any right or remedy under this Agreement, the parties hereto hereby consent and will submit, and will cause each of its subsidiaries to submit, to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement.  The parties hereto hereby irrevocably waive any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction.

SECTION 23.                                    WAIVER OF JURY TRIAL

THE PARTIES HERETO HEREBY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE WARRANTS.

SECTION 24.                                    SERVICE OF PROCESS

Nothing herein shall affect the right of any holder of a Security to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

SECTION 25.                                    COUNTERPARTS

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

BROADWING INC.

By:	/s/ Mark W. Peterson
	Name:	Mark W. Peterson
	Title:	Vice President & Treasurer

GS MEZZANINE PARTNERS II, L.P.

By:	GS Mezzanine Advisors II, L.L.C.
its general partner

By:
Name:
Title:

GS MEZZANINE PARTNERS II OFFSHORE, L.P.

By:	GS Mezzanine Advisors II, L.L.C.
its general partner

By:
Name:
Title:

EXHIBIT A

Form of Warrant Certificate

[Face]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY JURISDICTION.  SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144, SUBJECT TO THE COMPANY’S RIGHT, PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO THIS CLAUSE (II), TO REQURE THE DELIVERY OF AN OPINION OF COUNSEL.

[Date]

No.	Warrants

Warrant Certificate

BROADWING INC.

This Warrant Certificate certifies that                         , or registered assigns, is the registered holder of                 Warrants (the “Warrants”) to purchase an aggregate of                       shares of Common Stock (the “Common Stock”), of BROADWING INC., an Ohio corporation (the “Company”).  Each Common Stock Warrant entitles the holder upon exercise to purchase from the Company at any time after the date hereof and prior to the close of business on March 26, 2013 (or, if such day is not a business day, the next succeeding business day) (the “Expiration Date”) [                      ] fully paid and nonassessable shares of Common Stock (a “Warrant Share”) upon surrender of this Warrant Certificate and payment in full for such Warrant Share at the Register Office of the Company, subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof.  The number of Warrant Shares purchasable upon exercise thereof are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which provisions shall for all purposes have the same effect as though fully set forth at this place.

THIS WARRANT CERTIFICATE SHALL BE GOVERNED AND

CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

IN WITNESS WHEREOF, Broadwing Inc., has caused this Warrant Certificate to be signed by its duly authorized officer as of the date first above written.

BROADWING INC.

By:
Name:
Title:

Form of Warrant Certificate

[Reverse]

The Warrants evidenced by this Warrant are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock of the Company (the “Common Stock”), and are issued or to be issued pursuant to a Warrant Agreement, dated as of March 26, 2003 (the “Warrant Agreement”), between the Company and the other parties thereto, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants.  All terms not otherwise defined herein shall have the meanings set forth in the Warrant Agreement.  A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

Warrants may be exercised at any time after the date hereof and prior to the close of business on the Expiration Date.  The holder of Warrants evidenced by this Warrant Certificate may exercise such Warrants by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment to the Company of the Exercise Price for each Warrant then exercised.  In lieu of payment of the Exercise Price pursuant to the preceding sentence, the holder of the Warrants may convert the Warrants, in whole or in part and at any time or times, into Common Stock by surrendering to the Company this Warrant Certificate with the form of notice of conversion set forth hereon properly completed and executed.  In addition, the holders of the Warrants may pay the Exercise Price by tendering the Notes with the Accreted Value equal to the aggregate Exercise Price for all Warrants then exercised.  In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued prior to the close of business on the Exercise Date to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.  No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

The Warrant Agreement provides that upon the occurrence of certain events the number of Warrant Shares may, subject to certain conditions, be adjusted.  The Company will not be required to issue fractional Warrant Shares on the exchange of Warrants, although it may do so in its sole discretion.  If fractional shares are not issued, the Company will pay the cash value of such fractional shares as determined in accordance with the provisions of the Warrant Agreement.

Warrant certificates, when surrendered at the Register Office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant certificate or Warrant certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant certificate at the office of the Company, a new Warrant certificate or Warrant certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.  Neither the Warrants nor this Warrant certificate entitles any holder hereof to any rights of a stockholder of the Company.

Form of Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant certificate, to receive                         shares of Common Stock and hereby tenders for payment for such shares to the order of Broadwing Inc.,

 $                        of Accreted Value of Note (as defined in the Warrant Agreement),

cash in the amount of $                       ,

in accordance with the terms hereof.

The undersigned requests that a certificate for such shares be registered in the name of                                                                      , whose address is                                                                       and that such shares be delivered to                                                                 whose address is                                               .

If said number of Warrant Shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant certificate representing the remaining balance of such shares be registered in the name of                                               , whose address is                                               , and that such Warrant certificate be delivered to                                               , whose address is                                               .

(Signature)

Date:

Form of Notice of Conversion

(To Be Executed Upon Conversion of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant certificate, to convert Warrants represented hereby into                     shares of Common Stock in accordance with the terms hereof.

The undersigned requests that a certificate for such shares be registered in the name of                                                                      , whose address is                                                                       and that such shares be delivered to                                                                       whose address is                                                             .

If said number of Warrant Shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant certificate representing the remaining balance of such shares be registered in the name of                                               , whose address is                                                                      , and that such Warrant certificate be delivered to                                                            , whose address is                                                                     .

(Signature)

Date:

EXHIBIT B

Form of Transfer

(To Be Executed Upon Transfer of Warrant)

FOR VALUE RECEIVED, the undersigned registered holder of this Warrant certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by this Warrant certificate not being assigned hereby) all of the rights of the undersigned under this Warrant certificate, with respect to the number of Warrants set forth below:

Name of Assignee(s)	Address	Social Security, EIN or other identifying number of assignee(s)	Number of Warrants

and does hereby irrevocably constitute and appoint the Company as the undersigned’s attorney to make such transfer on the register maintained by the Company for that purpose, with full power of substitution in the premises.

Date:

(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

B-1

SCHEDULE A

Issuance of Warrant Shares

Number of Warrants

GS MEZZANINE PARTNERS II, L.P. 85 Broad Street New York, New York 10004 (facsimile no.: (212) 902-3000) Attention: Kaca Enquist	3,448,350

GS MEZZANINE PARTNERS II OFFSHORE, L.P. c/o GS Mezzanine Partners L.P. 85 Broad Street New York, New York 10004 (facsimile no.: (212) 902-3000) Attention: Kaca Enquist	1,051,650

GS CAPITAL PARTNERS 2000, L.P. 85 Broad Street New York, New York 10004 (facsimile no.: (212) 902-3000) Attention: Kaca Enquist	2,612,200

GS CAPITAL PARTNERS 2000 OFFSHORE, L.P. 85 Broad Street New York, New York 10004 (facsimile no.: (212) 902-3000) Attention: Kaca Enquist	949,150

GS CAPITAL PARTNERS 2000 GMBH & CO. BETEILIGUNGS KG. 85 Broad Street New York, New York 10004 (facsimile no.: (212) 902-3000) Attention: Kaca Enquist	109,200

1

Number of Warrants

GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P. 85 Broad Street New York, New York 10004 (facsimile no.: (212) 902-3000) Attention: Kaca Enquist	829,450

GOLDMAN SACHS DIRECT INVESTMENT FUND 2000, L.P. 85 Broad Street New York, New York 10004 (facsimile no.: (212) 902-3000) Attention: Kaca Enquist	450,000

GOLDMAN, SACHS & CO. 85 Broad Street New York, New York 10004 (facsimile no.: (212) 902-3000) Attention: Richard Katz	2,700,000

TCW/CRESCENT MEZZANINE PARTNERS III, L.P. 11100 Santa Monica Blvd., Suite 2000 Los Angeles, CA 90025 (310)235-5978 Attention: James Shevlet	2,026,500

TCW/CRESCENT MEZZANINE TRUST III, L.P. 11100 Santa Monica Blvd., Suite 2000 Los Angeles, CA 90025 (310)235-5978 Attention: James Shevlet	315,700

TCW/CRESCENT MEZZANINE PARTNERS III NETHERLANDS, L.P. 11100 Santa Monica Blvd., Suite 2000 Los Angeles, CA 90025 (310)235-5978 Attention: James Shevlet	82,800

2

Number of Warrants

C-SQUARED CDO LTD. c/o Trust Company of the West 200 Park Avenue, Suite 2200 New York, NY 10166	50,000

WESTERN AND SOUTHERN LIFE INSURANCE COMPANY 400 Broadway Cincinnati, OH 45202 Attention: Marianne Marshall	900,000

DOVER CAPITAL MANAGEMENT 2 LLC c/o Falcon Investment Group 1180 Avenue of the Americas, Suite 1400 New York, NY 10036 Attention: Jon Ruff	225,000

OAK HILL SECURITIES FUND, L.P. 201 Main Street, Suite 2600 Fort Worth, Texas 76102 Attention: Chuck Irwin	125,000

OAK HILL SECURITIES FUND II, L.P. 201 Main Street, Suite 2600 Fort Worth, Texas 76102 Attention: Chuck Irwin	250,000

OAK HILL CREDIT PARTNERS I, LIMITED 201 Main Street, Suite 1910 Fort Worth, TX 76102 Attention: Ronna Hunt	350,000

OAK HILL CREDIT PARTNERS II, LIMITED 201 Main Street, Suite 1910 Fort Worth, TX 76102 Attention: Ronna Hunt	275,000

3

Number of Warrants

LERNER ENTERPRISES, L.P. c/o Oak Hill Asset Management Inc. Park Avenue Tower 65 East 55th Street, 32nd Floor New York, NY 10022 Attention: Megan McCann	450,000

P&PK FAMILY LIMITED PARTNERSHIP c/o Oak Hill Asset Management Inc. Park Avenue Tower 65 East 55th Street, 32nd Floor New York, NY 10022 Attention: Megan McCann	50,000

CARDINAL INVESTMENT PARTNERS I, L.P. c/o Oak Hill Advisors, L.P. Park Avenue Tower 65 East 55th Street, 32nd Floor New York, NY 10022 Attention: Megan McCann	150,000

THE LELAND STANFORD JUNIOR UNIVERSITY c/o Oak Hill Advisors, L.P. Park Avenue Tower 65 East 55th Street, 32nd Floor New York, NY 10022 Attention: Megan McCann	100,000

4